UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

Earth Science Tech, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55000	80-0961484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8950 SW 74th Court

Suite 101

Miami, FL 33156

(Address of principal executive offices)

(305) 724-5684

Registrant’s telephone number, including area code

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(a)	Departure of Directors or Certain Officers

On February 10, 2023, Steven Warm, Jeannette Payne Steigerwald, and Nickolas S. Tabraue resigned from their position as a member of the Board of Directors for Earth Science Tech, Inc. (the “Company”). Their resignations were not from a result of any disagreement with the Company or any other entity or any matter relating to the operations, policies (including accounting or financial policies) or practices of the Company.

Item 5.02(b)	Departure of Directors or Certain Officers

On February 10, 2023, Nickolas S. Tabraue resigned from his role as the Company’s Chief Executive Officer (“CEO”). His resignations were not from a result of any disagreement with the Company or any other entity or any matter relating to the operations, policies (including accounting or financial policies) or practices of the Company.

Item 5.02(d)	Election of Certain Directors

On February 13, 2023, a voting majority entitled by action without meeting of the Company’s shareholders elected Jeff Cazeau as the Company’s Independent Director of the Board. Cazeau will receive no compensation until the Company is cashflow positive for 3 consecutive bi-week payroll periods. Once the Company has achieved cashflow positive status, the Company’s Board of Directors will renegotiate the Director’s agreement.

Biological Information

Jeff P. H. Cazeau, - Age 55

Mr. Cazeau is an attorney whose practice areas have included Government Contracts, Lobbying and Municipal Law. Mr. Cazeau currently serves as the City Attorney for the City of North Miami. Prior to becoming City Attorney, Mr. Cazeau assisted clients in obtaining and keeping contracts with federal, state and local government entities. Mr. Cazeau is experienced in assisting small, minority and women owned businesses obtain various socio-economic certifications such as Disadvantaged Business Enterprise (DBE); Airport Concessions Disadvantaged Business Enterprise (ACDBE) certifications and SBA 8(a). Before attending law school, Mr. Cazeau served nine years as a commissioned officer in the United States Navy. During his naval career he held several positions including Anti-Submarine Warfare Officer, Legal Officer, and Navigator aboard USS ELLIOT (DD 967) and Politico-Military Affairs Officer at United States Southern Command (SOUTHCOM).

Item 5.02(c)	Election of Certain Officers

On February 13, 2023, the Board of Directors of the Company appointed Giorgio R. Saumat as the Company’s CEO, succeeding Nickolas S. Tabraue by the Board of Directors. Saumat will receive no compensation until the Company is cashflow positive for 3 consecutive bi-week payroll periods. Once the Company has achieved cashflow positive status, the Company’s Board of Directors will renegotiate the CEO’s agreement.

Biological Information

Giorgio R. Saumat – Age 43

Mr. Saumat is an investor and entrepreneur with over 20 years of experience investing, operating, and consulting for private businesses and investors. Having graduated from Rutgers University in 2001 with an undergraduate degree in Economics and Political Science, he co-founded CASAU Group as a private equity group specializing in real estate. In 2009 he opened and invested in multiple locations of restaurants in the greater Miami Area, which he sold in 2013. He then founded POINT96 Consulting, to assist private businesses and accredited investors realize their personal and/or organizational objectives through unique strategic planning.

Item 9.01(d)	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Jeff P. H. Cazeau Independent Director Agreement
17.1	Resignation of Jeannette Payne Steigerwald
17.2	Resignation of Steven Warm
17.3	Resignation of Nicklas S. Tabraue
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: February 14, 2023	By:	/s/ Giorgio R. Saumat
Giorgio R. Saumat
CEO, Director